EXHIBIT 4.21


                                                                [EXECUTION COPY]


                                  EXTENSION OF
                         SCHEDULED LIQUIDITY COMMITMENT
                                TERMINATION DATE

                  THIS AGREEMENT (this "Agreement"), dated as of March 4, 1999 is entered into among Dollar Thrifty Funding Corp. ("DTFC"), the undersigned financial institutions (the "Liquidity Lenders"), and Credit Suisse First Boston, as Liquidity Agent.


                              W I T N E S S E T H:

         WHEREAS, the undersigned are parties to that certain Liquidity Agreement dated as of March 4, 1998 (the "Liquidity Agreement") among DTFC, the Liquidity Lenders, Credit Suisse First Boston, as Liquidity Agent, and The Chase Manhattan Bank, not as a party but as Syndication Agent;

         WHEREAS, the undersigned desire to extend the Scheduled Liquidity Commitment Termination Date from March 4, 1999 to March 2, 2000;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Definitions List dated as of March 4, 1998 and annexed to the Liquidity Agreement as Annex A, as such Definitions List has heretofore been or may hereafter be amended or modified from time to time in accordance with the provisions of the Liquidity Agreement.

     Section 2. Extension. Pursuant to Section 3.5 of the Liquidity Agreement, the Scheduled Liquidity Commitment Termination Date is hereby extended until March 2, 2000.

     Section 3. Document Agent. From and after the date hereof, The Bank of Nova Scotia is appointed Document Agent.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                 DOLLAR THRIFTY FUNDING CORP.



                                 By:
                                    Name:
                                    Title:



                                 CREDIT SUISSE FIRST BOSTON
                                 NEW YORK BRANCH
                                  as Liquidity Agent



                                 By:____________________________
                                    Name:
                                    Title:






                                 By:____________________________
                                    Name:
                                    Title:

LIQUIDITY COMMITMENT                             LIQUIDITY LENDER
--------------------                             ----------------

$65,000,000                                      THE CHASE MANHATTAN BANK




                                                 By:_______________________
                                                 Name:   Andris G. Kalnins
                                                 Title:     Vice President